Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares Core U.S. Aggregate Bond ETF (ISHAGG) iShares Edge U.S. Fixed Income Balanced Risk ETF (ISHFIBR) iShares Intermediate Credit Bond ETF (ISHICRED) iShares Intermediate Government/Credit Bond ETF (ISHIGOVCR) iShares iBoxx $ Investment Grade Corporate Bond ETF (ISHINTOP) iShares Core 1-5 Year USD Bond ETF (ISHISTB)
BlackRock Balanced Capital Portfolio (FI) (BCS_F)
BlackRock Core Bond Portfolio (BR-CORE)
BlackRock Multi Asset Income - Screened Fixed Income Portfolio
(BR-INC-PFI)
Strategic Income Opportunities Fund (BR-SIP)
BlackRock Strategic Global Bond Fund, Inc. (BR-WI)
BlackRock Macro Themes Fund - Fixed Income Sleeve (BRMT-FI) BlackRock Total Return V.I. Portfolio (Ins - Var Ser) (BVA-BF) BlackRock Total Return Portfolio (Ins - Series) (BVA-TR) GuideStone Funds Low Duration Bond Fund (GUIDE)
Metropolitan Series Fund, Inc.- BlackRock Bond Income Portfolio
(MET-BI)
Master Total Return Portfolio of Master Bond LLC (MF-BOND) CoreAlpha Bond Master Portfolio (MIP_CORA)
AST BlackRock Global Strategies Portfolio (Core Active) (PRU-AA-
CAB)
Advanced Series Trust - AST BlackRock/Loomis Sayles Bond
Portfolio (SMF_PRUTR)


The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
09-22-2016

Security Type:
BND/CORP


Issuer
The Goldman Sachs Group, Inc. (2021)

Selling
Underwriter
Goldman, Sachs & Co.

Affiliated
Underwriter(s)
[x] PNC Capital Markets LLC
[ ] Other:

List of
Underwriter(s)
Goldman, Sachs & Co., ANZ Securities, Inc.,
BB&T Capital Markets, a division of BB&T
Securities, LLC, BMO Capital Markets Corp.,
BNY Mellon Capital Markets, LLC, Capital One
Securities, Inc., Danske Markets Inc., Fifth
Third Securities, Inc., ING Financial Markets
LLC, KeyBanc Capital Markets Inc., Mizuho
Securities USA Inc., nabSecurities, LLC, PNC
Capital Markets LLC, RBC Capital Markets, LLC,
Regions Securities LLC, Santander Investment
Securities Inc., Scotia Capital (USA) Inc.,
SMBC Nikko Securities America, Inc., Standard
Chartered Bank, SunTrust Robinson Humphrey,
Inc., TD Securities (USA) LLC, UniCredit
Capital Markets LLC, U.S. Bancorp Investments,
Inc., Academy Securities, Inc., Drexel
Hamilton, LLC, Lebenthal & Co., LLC, Mischler
Financial Group, Inc.

Transaction Details

Date of Purchase
09-22-2016


Purchase
Price/Share
(per share / % of
par)
$99.897
Total
Commission,
Spread or
Profit
0.350%


1.Aggregate Principal Amount Purchased
(a+b)
$200,000,000

a. US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$57,899,000

b. Other BlackRock Clients
$142,101,000

2.Aggregate Principal Amount of Offering
$2,250,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.08888


Legal Requirements

Offering Type (check ONE)

The securities fall into one of the following transaction types
(see Definitions):
[x] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)

[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)

[x]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)

[x]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by:
Dipankar Banerjee
Date:
09-26-2016

Global Syndicate Team
Member



Approved by:
Steven Delaura
Date:
09-26-2016

Global Syndicate Team
Member